Exhibit 10.44

ISONICS CORPORATION

2007 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.             Purposes of and Benefits Under the Plan.  This 2007 Non-Employee Directors Stock Option Plan (the “Plan”) is intended to provide a means by which each director of Isonics Corporation (the “Company”) who is not otherwise an employee of the Company (“Non-Employee Director”) will be given an opportunity to purchase Company stock and to encourage their continued service on the Board, and this Plan replaces the 1998 Directors’ Plan commencing immediately upon approval by the shareholders for directors elected or appointed at or after the meeting at which this Plan is approved by the shareholders.

2.             Definitions.  As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Committee” shall mean any committee appointed by the Board to administer this Plan, if one has been appointed.  If no Committee has been appointed, the term “Committee” shall mean the Board.

(c)           “Common Stock” shall mean the Company’s no par value common stock.

(d)           “Disability” shall mean a Recipient’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.  If the Recipient has a disability insurance policy, the term “Disability” shall be as defined therein.

(e)           “Fair Market Value” per share as of a particular date shall mean the last sale price of the Company’s Common Stock as reported on a national securities exchange or by NASDAQ, or if the quotation for the last sale reported is not available for the Company’s Common Stock, the average of the closing bid and asked prices of the Company’s Common Stock as so reported or, if such quotations are unavailable, the value determined by the Committee in accordance with its discretion in making a bona fide, good faith determination of fair market value.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.

(f)            “Option” shall mean a non-qualified stock option granted under this Plan.

(g)           “Recipient” means any person granted an Option hereunder.

(h)           “Internal Revenue Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

3.             Administration.

(a)           The Plan shall be administered by the Committee.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan.  The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(b)           Options granted under the Plan shall be evidenced by duly adopted resolutions of the Committee and included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

(c)           The Committee shall endeavor to administer the Plan and grant Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the U.S. Securities Exchange Act of 1934 (the “1934 Act”), although compliance with Section 16 is the obligation of the Recipient, not the Company.  Neither the Committee, the Board nor the Company can assume any legal responsibility for a Recipient’s compliance with his obligations under Section 16 of the 1934 Act.

(d)           No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.             Eligibility.

(a)           Options shall only be granted to Non-Employee Directors of the Company.

(b)           The Plan shall not confer upon any Recipient any right with respect to continuation of service as a Non-Employee Director or nomination to serve as a Non-Employee Director, nor shall it interfere in any way with any rights which the Non-Employee Director or the Company may have to terminate his or her directorship at any time.

5.             Stock Reserved.

(a)           The stock subject to Options hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company.  The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed  1,500,000 shares subject to adjustment as provided in Section 7(h) hereof.

(b)           If any Option outstanding under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan.

6.             Non-Discretionary Grants

(a)           Each Non-Employee Director shall automatically be granted an option to purchase 50,000 shares of Company Common Stock on the date on which the person first becomes a Non-Employee Director whether through an election by the Company’s shareholders or by appointment by the Board to fill a vacancy.

(b)           Thereafter, each Non-Employee Director shall automatically be granted an Option to purchase 50,000 shares of Common Stock at each annual shareholder’s meeting at which such person is re-elected to serve as a Non-Employee Director.

(c)           Each Non-Employee Director who serves as chair of the compensation committee or the audit committee of the Board of Directors shall automatically be granted an option to purchase 10,000 shares of Company Common Stock on the date on which the person becomes chair of such committee and expresses his or her intention to serve in that capacity for at least one year following such appointment.

(d)           Each Non-Employee Director who serves as chair of the Board of Directors shall automatically be granted an option to purchase 50,000 shares of Company Common Stock on the date on which the person becomes chair of the Board of Directors and expresses his or her intention to serve in that capacity for at least one year following such appointment.

(e)           Each Option shall become fully vested immediately upon grant.

7.             Terms and Conditions of Options.  Each Option granted pursuant to the Plan shall be evidenced by a written Option agreement between the Company and the Recipient, which agreement shall, unless otherwise determined by the Committee, be substantially in the form of Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall, unless otherwise determined by the Committee, comply with and be subject to the following terms and conditions:

(a)           Option Price.  Subject to adjustment as provided in Section 7(h) hereof, each Option agreement shall state the Option Price, which shall be 100% of the Fair Market Value per share on the effective date of grant of the Option.

(b)           Term of Option.  Each Option Agreement shall state the period during and times at which the Option shall be exercisable for five years from the date of grant of the Option.  The exercise period shall be subject to earlier termination as provided in Sections 7(d) and 7(e) hereof, and, furthermore, shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.

(c)           Method of Exercise and Medium and Time of Payment.

(1)           An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable; provided, however, that no Option may be exercised as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(2)           Each exercise of an Option granted hereunder, whether in whole or in part, shall be effected by written notice to the Secretary of the Company designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by, or deemed by the Company’s counsel to be advisable pursuant to, any applicable securities laws.

(3)           The Option Price shall be paid in cash, or in shares of Common Stock having a Fair Market Value, as of the effective date of such exercise equal to such Option Price, or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Company at the time of exercise as a compensatory cash payment for services previously rendered.

(4)           The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

(5)           The Recipient shall make provision for the withholding of taxes as required by Section 8 hereof.

(d)           Termination of Relationship With Company.  Unless otherwise provided in the Option agreement by and between the Company and the Recipient, if the Recipient ceases to be a Non-Employee Director of the Company (other than by reason of death, Disability or retirement), all Options theretofore granted to such Recipient but not theretofore exercised shall terminate three months following the date the Recipient ceased to be a Non-Employee Director of the Company.

(e)           Death, Disability or Retirement of Recipient.  Unless otherwise provided in the Option agreement by and between the Company and the Recipient:

(1) if a Recipient shall die: (A) while a Non-Employee Director of the Company; or (B) within three months after the termination of such Recipient as a Non-Employee Director; or

(2) if the Recipient’s relationship with the Company shall terminate by reason of Disability or retirement;

then (in both cases) all Options theretofore granted to such Recipient (whether or not otherwise exercisable) unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death, Disability or retirement of the Recipient by the Recipient or by the Recipient’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance.

(f)            Transferability Restriction.

(1)           Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder.  Options may be exercised during the lifetime of the Recipient only by the Recipient and thereafter only by Recipient’s legal representative.

(2)           Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an Option, shall be null and void and without force or effect and shall result in a termination of the Option.

(3)           (A)  As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Company may require (x) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer will not be in violation of the U.S. Securities Act of 1933, as amended (the “1933 Act”) or any other applicable securities laws or (y) that transfer of such shares has been registered under federal and all applicable state securities laws.  (B) The Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Company any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Company has a legal liability to satisfy such tax.  (C)  The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the 1933 Act, the 1934 Act, or under any other state, federal or provincial law, rule or regulation, except where such delay is due to the Company’s failure to act in good faith.  (D)  The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification.  (E) The Company will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this Paragraph 7(i)(3).

(h)           Effect of Certain Changes

(1)           If there is any change in the number of shares of outstanding Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and the number of such shares covered by outstanding Options, and the exercise price per share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(2)           In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days’ written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable.

(3)           Paragraph 2 of this Section 7 (h) shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.  Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares) or the holders of all of the outstanding voting securities of the Company immediately prior to such consolidation or merger do not constitute the holders of a majority of the outstanding voting securities of the Company immediately following such consolidation or merger, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

(4)           In the event of a change in the Common Stock of the Company as presently constituted into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock of the Company within the meaning of the Plan.

(5)           To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall, in absence of bad faith or mathematical error, be final, binding and conclusive.

(6)           Except as expressly provided in this Section 7(h) or the applicable Option agreement, the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

(i)            No Rights as Shareholder - Non-Distributive Intent.

(1)           Neither a Recipient of an Option nor such Recipient’s legal representative or heir shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued.

(2)           No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

(3)           Upon exercise of an Option at a time when there is no registration statement in effect under the 1933 Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Company with sufficient information to establish an exemption from the registration requirements of the 1933 Act.  A form of subscription agreement containing representations and warranties deemed sufficient as of the date of adoption of this Plan is attached hereto as Exhibit B.

(4)           No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the U.S. Securities and Exchange Commission or any other regulatory agencies having jurisdiction over the Company.

(j)            Other Provisions.  Option agreements authorized under the Plan may contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise.

8.             Agreement by Recipient Regarding Taxes.

(a)           By accepting an Option, each Recipient agrees that the Company, to the extent permitted or required by law, shall have the right to deduct a sufficient number of shares due to the Recipient upon exercise of the Option to allow the Company to pay federal, provincial, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient.  The Company shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Company will be so required to withhold.

(b)           By accepting an Option, each Recipient acknowledges that the Company has advised such Recipient to discuss the grant of such Option with Recipient’s tax, legal, investment, and other advisors as Recipient and such advisors determine to be appropriate, and that such consultation shall include (to the extent determined by the Recipient and such advisors to be appropriate or necessary) a discussion of the advisability of making an election under Section 83 of the Internal Revenue Code.

(c)           In connection with any Option, the Company may require Recipient to affirm as correct the matters set forth in Sections 8(a) and 8(b).

9.             Term of Plan.  Options may be granted under this Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

10.           Amendment and Termination of the Plan.

(a)           Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including any exchange with which the shares of the Company are listed for trading), the Board may at any time, without further action by the shareholders, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that Options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which any Option holders may from time to time be a resident or citizen, or it may at any time without action by shareholders terminate the Plan; provided, however, that any amendment that would require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Company’s securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Company as provided in Section 11 hereof; further, provided, however, that any such modification that may result from adjustments authorized by Section 9(i) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, their rules or other laws or judicial order, shall not require such approval of the shareholders.

(b)           Except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

11.           Approval of Shareholders.  The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Company’s governing documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Company’s Common Stock is listed and traded, each to the extent applicable.  To the extent that any Options have been granted and the shareholders do not approve this Plan on or before the first anniversary of the date of the Plan’s adoption by the Board, such Options shall be deemed void ab initio.

12.           Termination of Right of Action.  Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of the Company against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Company will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

13.           Tax Litigation.  The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options and Bonuses issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

14.           Adoption.   This Plan was approved by resolution of the Compensation Committee of the Company on                          and by the Board of Directors of the Company on July 19, 2007, with the adoption of the Plan contingent on obtaining shareholder approval of the Plan at the next meeting of shareholders of the Company.

[End of Plan]

Exhibit A

FORM OF STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made as of this          day of                 ,             , by and between Isonics Corporation, a California corporation (the “Company”), and                                                     (the “Recipient”).

In accordance with the Company’s 2007 Non-Employee Director Stock Option Plan (the “Plan”), the provisions of which are incorporated herein by reference, the Company desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire shares of the Company’s no par value common stock (“Common Stock”) on favorable terms and thereby increase the Recipient’s proprietary interest in the Company and incentive to put forth maximum efforts for the success of the business of the Company.  Capitalized terms used but not defined herein are used as defined in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Company and the Recipient agree as follows:

1.             Confirmation of Grant of Option.  Pursuant to a determination of the Committee or, in the absence of a Committee, by the Board of Directors of the Company made on                  ,                   (the “Date of Grant”), the Company, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a Stock Option (the “Option”) exercisable to purchase                    shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof.

2.             Option Price.  The Option Price of shares of Common Stock covered by the Option will be $               per share (the “Option Price”) subject to adjustment as provided in Paragraph 8 hereof.

3.             Vesting and Exercise of Option.

a.             The Option shall vest and become exercisable immediately upon acceptance by the Optionee executing the signature page to this Stock Option Agreement and returning it to the Company (which must occur no later than                         ).

b.             The Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

c.             The Option may be exercised by written notice to the Secretary of the Company accompanied by payment in full of the Option Price as provided in Section 7 of the Plan.

4.             Term of Option.  The term of the Option for a period of five years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement or in the Plan.  The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued (as evidenced by the appropriate transfer agent of the Company) upon purchase of such shares through exercise of the Option.

5.             Transferability Restriction.  The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) except in strict compliance with Section 9 of the Plan.  Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the provisions of this Paragraph 5 will not prejudice any rights or remedies which the Company may have under this Agreement or otherwise.

6.             Exercise Upon Termination.  The Recipient’s rights to exercise this Option upon ceasing to be a Non-Employee Director of the Company shall be as set forth in Section 9(f) of the Plan.

7.             Death, Disability or Retirement of Recipient.  The exercisability of this Option upon the death, Disability or retirement of the Recipient shall be as set forth in Section 9(g) of the Plan.

8.             Adjustments.  The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 9(i) of the Plan.

9.             No Registration Obligation.  The Recipient understands that the Option is not registered under the 1933 Act and, unless by separate written agreement, the Company has no obligation to so register the Option or any of the shares of Common Stock subject to and issuable upon the exercise of the Option, although it may from time to time register under the 1933 Act the shares issuable upon exercise of Options granted pursuant to the Plan.  The Recipient represents that the Option is being acquired for the Recipient’s own account and that unless registered by the Company, the shares of Common Stock issued on exercise of the Option will be acquired by the Recipient for investment.  The Recipient understands that the Option is, and the underlying securities may be, issued to the Recipient in reliance upon exemptions from the 1933 Act, and acknowledges and agrees that all certificates for the shares issued upon exercise of the

Option may bear the following legend unless such shares are registered under the 1933 Act prior to their issuance:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “1933 Act”), and are “restricted securities” as that term is defined in Rule 144 under the 1933 Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the Company.

The Recipient further understands and agrees that the Option may be exercised only if at the time of such exercise the underlying shares are registered and/or the Recipient and the Company are able to establish the existence of an exemption from registration under the 1933 Act and applicable state or other laws.

10.           Notices.  Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address.  Notices to the Company shall be addressed to the Company, attention:  President, at 5906 McIntyre Street, Golden, CO 80403, or at such other address as may constitute the Company’s principal place of business at the time, with a copy to: Burns, Figa & Will, P.C., Suite 1000, 6400 South Fiddler’s Green Circle, Greenwood Village, CO 80111; attn: Herrick K. Lidstone, Jr., Esq.  Notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the Recipient’s address below specified.  Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given pursuant to this Paragraph 10.

11.           Approval of Counsel.  The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to the reasonable approval by the Company’s counsel of all legal matters in connection therewith, including compliance with the registration and reporting requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, applicable state and other securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

12.           Benefits of Agreement.  This Agreement will inure to the benefit of and be binding upon each successor and assignee of the Company.  All obligations imposed upon the Recipient and all rights granted to the Company under this Agreement will be binding upon the Recipient’s heirs, legal representatives and successors.

13.           Effect of Governmental and Other Regulations.  The exercise of the Option and the Company’s obligation to sell and deliver shares upon the exercise of the Option are subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

14.           Plan Governs.  In the event that any provision in this Agreement conflicts with a provision in the Plan, the provision of the Plan shall govern.

Executed in the name and on behalf of the Company by one of its duly authorized officers and by the Recipient all as of the date first above written.

ISONICS CORPORATION

Date ,	By:
Title:

The undersigned Recipient has read and understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith.

Date ,
Signature of Recipient

Tax ID Number:

Address: